Exhibit 10.17

PLANET PAYMENT, INC.

2006 EQUITY INCENTIVE PLAN

LONG-TERM INCENTIVE RESTRICTED STOCK AGREEMENT

This Long-Term Incentive Restricted Stock Agreement (the “Agreement”) is made and entered into as of July 26, 2011 (the “Effective Date”) by and between Planet Payment, Inc., a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2006 Equity Incentive Plan (the “Plan”).

Name of Purchaser	Social Security Number	Total Number of Shares	Purchase Price Per Share	Total Purchase Price
Philip Beck		915,000	$0.01	$9,150

1.             PURCHASE OF SHARES.

1.1          Purchase of Shares.  On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock, $0.01 par value per share, at the Purchase Price Per Share as set forth above (the “Purchase Price Per Share”) for a Total Purchase Price as set forth above (the “Purchase Price”).  As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2          Payment.  Purchaser hereby delivers payment of the Purchase Price in cash (by check) in the amount of $9,150, receipt of which is acknowledged by the Company.

2.             DELIVERIES.  Purchaser hereby delivers to the Company at its principal executive offices, Attn: Secretary:  (a) this completed and signed Agreement, (b) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”)and (c) the Purchase Price and payment or other provision for any applicable tax obligations (if paid by check, a copy of such check shall be attached hereto as Exhibit 2).  Upon its receipt of the Purchase Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, to be placed in escrow as provided in Section 6.2 until expiration or termination of the Company’s Repurchase Option described in Section 3.

3.             COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES.  The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchaser’s Unvested Shares (as defined below) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Purchaser is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation, Purchaser’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause (as defined in Purchaser’s Executive Retention Agreement with the Company dated February 9, 2010 (hereafter the “Purchaser Employment Agreement”)).

3.1          Termination and Termination Date.  In case of any dispute as to whether Purchaser is Terminated, the Committee (as defined in the Plan) shall have discretion to determine whether Purchaser has been Terminated and the effective date of such Termination (the “Termination Date”).

3.2          Vested and Unvested Shares.  Shares that are vested pursuant to the schedule set forth in this Section 3.2 are “Vested Shares.”  Shares that are not vested pursuant to such schedule are “Unvested Shares.”

3.2.1       Vesting of Shares.  On the Effective Date all of the Shares will be Unvested Shares (the “Unvested Shares”).  If Purchaser has continuously provided services to the Company, any Subsidiary or Parent of the Company at all times from the Effective Date to the date upon which any of the applicable “Performance Goals” set forth in the schedule below are (the “Performance Based Vesting Schedule”) achieved (the “Performance Date”), the “Number of Unvested Shares Becoming Vested Shares” on such Performance Date shall become Vested Shares upon written certification by the Committee that the corresponding “Performance Goals” as set forth in the Performance Based Vesting Schedule have been satisfied; provided that such Performance Date occurs on or prior to the last day of the applicable “Performance Period” specified in the Performance Based Vesting Schedule.  The Committee shall make all such determination with respect to the achievement and timing of the Performance Goal within the applicable Performance Period.  Notwithstanding the foregoing, any Unvested Shares that do not become Vested Shares within the applicable Performance Period shall be forfeited and may be repurchased pursuant to Section 3.3 hereof.

3.2.2        For purposes of this Section 3.2: (i) “Adjusted EBITDA” shall mean the Company’s annual consolidated earnings for any fiscal year before interest, taxes, depreciation and amortization, non-cash stock compensation and other stock expense and before such other non-cash items as may be included in the calculation of Adjusted EBITDA as published by the Company in its earnings release for the relevant period, which earnings release shall have been approved by the Company’s Audit Committee; and (ii) “FDE Shares” or “Fully Diluted Equivalent Shares” shall mean the weighted average of all outstanding shares, warrants, options, employee equity, other convertible or exercisable securities and existing approved equity pools (such amount to include these Shares) for the relevant period, as shown under “Weighted average common stock (diluted)” in the Company’s earnings release for the relevant period, which earnings release shall have been approved by the Company’s Audit Committee.

Performance Based Vesting Schedule

Performance Goal	Expiration Date of Performance Period	Number of Unvested Shares Becoming Vested Shares
Adjusted EBITDA divided by FDE Shares is greater than or equal to $0.36 per FDE Share.	12/31/2014	305,000

The Fair Market Value of the Company’s Common Stock shall be greater than or equal to $12.00 per share for 75 consecutive trading days in the United States.	12/31/2017	94,000

Adjusted EBITDA divided by FDE Shares is greater than or equal to $0.64 per FDE Share.	12/31/2017	47,000

Adjusted EBITDA divided by FDE Shares is greater than or equal to $0.71 per FDE Share.	12/31/2017	469,000

Total Unvested Shares:		915,000

If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the number of Shares subject to this Agreement, the number of FDE Shares and all other performance criteria set forth in this Section 3.2.2 will be equitably and proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.2.3       Acceleration of Vesting upon Termination.  Provided Purchaser continues to provide services to the Company or any Subsidiary or Parent of the Company until such events set forth below, the following accelerated vesting schedules shall apply.

(a)           Involuntary Termination.  Notwithstanding anything in Purchaser’s Employment Agreement to the contrary with respect to the percentage of vesting applicable to Termination without Cause or Good Reason, if Purchaser’s employment is Terminated due to an Involuntary Termination (as defined in the Purchaser Employment Agreement), then, in addition to the number of Shares that have become Vested Shares pursuant to Section 3.1, 65% of the then aggregate Unvested Shares will remain outstanding and shall become Vested Shares only at such time as the Performance Goals set forth in Section 3.2.2 above applicable to such Unvested Shares are satisfied; notwithstanding Purchaser’s Involuntary Termination; provided that if Unvested Shares do not become Vested Shares prior to the Expiration Date of the applicable Performance Period, such Unvested Shares shall be forfeited and subject to the Repurchase Option pursuant to Section 3.2.  The remaining 35% of the Unvested Shares shall be forfeited and subject to the Repurchase Option pursuant to Section 5.3 upon Purchaser’s Involuntary Termination.

(b)           Acceleration in Connection with a Corporate Transaction.  Effective as of the date of any such Corporate Transaction (as defined in the Plan), then in addition to the number of Shares that have become Vested Shares pursuant to Section 3.2.1, 65% of the then aggregate Unvested Shares shall become Vested Shares and the remaining 35% of the Unvested Shares shall become Vested Shares if and only if the consideration for the Corporate Transaction is at least $1,000,000,000 USD

AND the Fair Market Value of the Company’s Common Stock immediately prior to the Corporate Transaction or the purchase price for the Company’s common stock in the Corporate Transaction is at least $15.00 per share; provided however, that the total number of Vested Shares shall not exceed 100% of the Shares subject to this Agreement.  All Shares that do not become Vested Shares upon the Corporate Transaction shall be forfeited and subject to Repurchase Option pursuant to Section 5.3.

3.3          Exercise of Repurchase Option.  At any time within ninety (90) days after the Purchaser’s Termination Date, the Company, or its assignee, shall repurchase any or all the Purchaser’s Unvested Shares by giving Purchaser written notice of exercise of the Repurchase Option, specifying the number of Unvested Shares to be repurchased.  Such Unvested Shares shall be repurchased at the price of $1 in the aggregate (the “Repurchase Price”).  The Repurchase Price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by Purchaser to the Company and/or such assignee, or by any combination thereof.  The Repurchase Price shall be paid without interest within the term of the Repurchase Option as described in the first sentence of this Section 3.3.

3.4          Right of Termination Unaffected.  Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Purchaser’s employment or other relationship with Company (or the Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without Cause.

4.             REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and warrants to the Company as follows.

4.1          Agrees to Terms of the Plan.  Purchaser has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  Purchaser acknowledges that there may be adverse tax consequences upon disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

4.2          Shares Not Registered or Qualified.  Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act, or with any securities regulatory agency administering any state securities laws, and that, notwithstanding any other provision of this Agreement to the contrary, the purchase of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws.  Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

4.3          No Transfer Unless Registered or Exempt.  Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available.  Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares.  Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

4.4          Access to Information.  Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

4.5          Understanding of Risks.  Purchaser is fully aware of:  (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Shares.

4.6          Purchase for Own Account for Investment.  Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act.  Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

4.7          No General Solicitation.  At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4.8          SEC Rule 144.  Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144).  Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

5.             MARKET STANDOFF AGREEMENT.  Purchaser agrees in connection with any registration of the Company’s securities under the Securities Act or other public offering that, upon the request of the Company or the underwriters managing the initial registered public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-stockholders generally.  Further, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news, or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, if required by the underwriters or the Company, the restrictions imposed by this Section 5 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.    For purposes of this Section 5, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period.  Purchaser further agrees that the underwriters of such public offering shall be third party beneficiaries of this Section 5 and agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

6.             ADDITIONAL RESTRICTIONS UPON SHARE OWNERSHIP OR TRANSFER.

6.1          Rights as a Stockholder.  Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option.  Upon an exercise of the

Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

6.2          Escrow.  As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser (with the date, name of transferee, stock certificate number and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement.  Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement.  Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement.  The Shares will be released from escrow upon termination of the Repurchase Option.

6.3          Encumbrances on Shares.  Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

6.4         Restrictions on Transfers.  Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent.  Notwithstanding the foregoing, Purchaser shall be able to transfer the Shares, whether or not Vested Shares, for bona fide estate planning purposes to a person or to an entity that constitutes an Authorized Transferee.  Subject to Company’s insider trading and other related policies, Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

(a)           Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b)           Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares, including but not limited to the market standoff provisions of Section 5 hereof and the Repurchase Option; and

(c)           Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any state securities laws, and (ii) all appropriate actions necessary for compliance with the registration and qualification requirements of the Securities Act and any state securities laws, or of any exemption from registration or qualification, available thereunder (including Rule 144) have been taken.

Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Repurchase Option granted hereunder and the market stand-off provisions of Section 5 hereof, to the same extent such Shares would be so subject if retained by the Purchaser or otherwise determined by the Board.

6.5          Restrictive Legends and Stop-transfer Orders.  Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by applicable laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE REPURCHASE OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF AGREEMENT, AS SET FORTH IN A LONG-TERM INCENTIVE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE REPURCHASE OPTION AND THE MARKET STANDOFF ARE BINDING ON TRANSFEREES OF THESE SHARES.

Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

7.             TAX CONSEQUENCES.  PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES.  PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.  Purchaser hereby acknowledges that Purchaser has been informed that, with respect to Unvested Shares, unless an election is filed by Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days after the purchase of the Shares electing, pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable), to be taxed currently on any difference between the Purchase Price of the Unvested Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to Purchaser, measured by the excess, if any, of the Fair Market Value of the Unvested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares.  Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions.  A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference.  BY

PROVIDING THE FORM OF ELECTION, THE COMPANY DOES NOT THEREBY UNDERTAKE TO FILE THE ELECTION FOR PURCHASER, WHICH OBLIGATION TO FILE SHALL REMAIN SOLELY WITH PURCHASER.

8.             GENERAL PROVISIONS.

8.1          Successors and Assigns.  The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Repurchase Option.  Neither Purchaser, nor any of Purchaser’s successors and assigns, may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

8.2          Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto.  Notices to the Company will be marked “Attention:  Secretary.”

8.3          Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.4          Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Agreement, together with all Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, between the parties hereto with respect to the specific subject matter hereof.

8.5          Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.6          Execution.  This Agreement may be entered into in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the Company has caused this Long-Term Incentive Restricted Stock Agreement to be executed by its duly authorized representative, and Purchaser has executed this Long-Term Incentive Restricted Stock Agreement, as of the date first set forth above.

PLANET PAYMENT, INC.		PURCHASER

By:	/s/ Graham Arad	/s/ Philip Beck
(Signature)

Graham Arad, SVP		PHILIP BECK
(Please print name and title)		(Please print name)

Address:		Address:188 Fairway Road

Lido Beach, NY 11561

List of Exhibits

Exhibit 1:                Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:                Copy of Purchaser’s Check

Exhibit 3:                Form of Election Pursuant to Section 83(b)

EXHIBIT 1

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Long-Term Incentive Restricted Stock Agreement No.                  dated as of                                 ,               , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                                                                                                                                                     ,                                                                                                                             shares of the Common Stock $0.01 par value per share, of Planet Payment, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                      delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:                                ,

PURCHASER

(Signature)

(Please Print Name)

Instructions to Purchaser:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares and to exercise its “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of the Purchaser.

EXHIBIT 2

COPY OF PURCHASER’S CHECK

EXHIBIT 3

FORM OF SECTION 83(B) ELECTION

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of regular gross income.

1.             TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.             The property with respect to which the election is made is described as follows:                shares of Common Stock of Planet Payment, Inc., a Delaware corporation (the “Company”) which were transferred pursuant to a Long-Term Incentive Restricted Stock Agreement entered into by Taxpayer and the Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.             The date on which the shares were transferred pursuant to the purchase of the shares was                                     ,            and this election is made for calendar year                 .

4.             The shares received are subject to the following restrictions:  The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.

5.             The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $                 per share at the time of purchase.

6.          The amount paid for such shares by Taxpayer was $                 per share.

7.          The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR.  THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature